As filed with the Securities and Exchange Commission on November 10, 1998
                                                   Registration No. 333-32085
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                              HEILIG-MEYERS COMPANY
             (Exact name of registrant as specified in its charter)

          VIRGINIA                                             54-0558861
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            12560 WEST CREEK PARKWAY
                            RICHMOND, VIRGINIA 23238
                                 (804) 775-7300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                            DAVID W. ROBERTSON, ESQ.
                      MCGUIRE, WOODS, BATTLE & BOOTHE, LLP
                                ONE JAMES CENTER
                            RICHMOND, VIRGINIA 23219
                                 (804) 775-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                    COPY TO:

                               Carter Strong, Esq.
                       Arent, Fox, Kintner, Plotkin & Kahn
                           1050 Connecticut Ave., N.W.
                           Washington, D.C. 20036-5339
                                 (202) 857-6000

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

                              HEILIG-MEYERS COMPANY


This Registration Statement, registered the sale from time to time of up to 2,534,389 shares of the Common Stock of the registrant by the stockholders name therein. Of this amount, the selling stockholders sold an aggregate of 284,400 shares. Accordingly, the registrant hereby deregisters 2,249,989 shares of the Common Stock originally covered by the Registration Statement and not sold by the selling stockholders pursuant to the Registration Statement.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Goochland, State of Virginia, on this 10th day of November, 1998.

                               HEILIG-MEYERS COMPANY


                               By: /s/ Roy B. Goodman
                                  --------------------------------
                                   Roy B. Goodman
                                   Senior Vice President, Finance
                                   and Chief Financial Officer